EXHIBIT 99.1

www.nts.com

NEWS RELEASE FOR July 26, 2012, at 6:00 A.M. EDT

Contact: Allen & Caron Inc	National Technical Systems
Jill Bertotti (investors)	Aaron Cohen (corporate)
jill@allencaron.com	aaron.cohen@nts.com
Len Hall (media)	(818) 591-0776
len@allencaron.com
(949) 474-4300

National Technical Systems Appoints Veteran Public Company Chief Financial Officer, Former Audit Partner Michael El-Hillow Chief Financial Officer

Calabasas, CA (July 26, 2012)…National Technical Systems, Inc. (NASDAQ: NTSC) (NTS), a leading provider of testing and engineering services, announced today that veteran public company Chief Financial Officer and former Ernst & Young audit partner Michael El-Hillow has been appointed to Chief Financial Officer, effective immediately.  El-Hillow will report directly to NTS President and Chief Executive Officer William C. McGinnis.

El-Hillow, a certified public accountant, has nearly two decades of experience serving as a Chief Financial Officer of public companies, including in high technology and engineering environments. He also has 16 years' experience working for Ernst & Young, LLP, a global leader in assurance, tax, transaction and advisory services.

“Mike’s strong financial skills, extensive background as a public company CFO and his experience with mergers and acquisitions and the financial community will be valuable assets for NTS as we continue to execute our strategy to rapidly grow and strengthen the Company,” McGinnis said. “We are committed to continuing our focus on cost containment and asset optimization while extending our compliance testing capabilities and engineering services offerings through acquisitions and when appropriate, the addition of new services and facilities expansion.  I believe he will fit well into the culture of NTS, and our Board, management and entire team look forward to working with Mike as we go forward.”

El-Hillow said, “I am very pleased to join Bill and the rest of the NTS management team. I believe my finacial and operational experience will help the entire team as we look to drive significant improvements in the profitability and productivity of the company.”

From 2007 to 2011, El-Hillow was with Marlborough, MA-based Evergreen Solar, Inc. (ESLRQ), a developer, manufacturer and marketer of solar modules and panels, joining that company’s management team as its Chief Financial Officer in 2007.  In that position, his responsibilities included financial controls; tax, treasury and risk management functions; planning and analysis; mergers and acquisitions; information technology; and legal and investor relations.  From 2009 to 2010, he was also Chief Operations Officer responsible for worldwide manufacturing, supply chain, and human resources. In late 2010, the Board of Directors appointed El-Hillow as Chief Executive Officer with the mandate to restructure or sell the company.  El-Hillow sucessfully led the company through a restructuring under U.S. bankruptcy protection beginning in August 2011 and a sale of its assets in November 2011.

National Technical Systems, Inc. Corporate Headquarters

24007 Ventura Boulevard, Suite 200, Calabasas, CA 91302 Main: 818-591-0776 Fax: 818-591-0899

In 2006, El-Hillow served as Chief Financial Officer for Stamford, CT-based MTM Technologies, Inc. (MTMC), a provider of information technology solutions services.  From 2001 to 2005, he served as Executive Vice President, Finance and Administration and Chief Financial Officer of Fort Collins, CO-based Advanced Energy Industries (AEIS), a designer and manufacturer of power conversion products.

From 1990 until 2001, El-Hillow served in senior management positions with public and private companies and from 1974 to 1990 he was with Ernst & Young LLP. He holds a bachelor’s degree in accounting from the University of Massachusetts and an M.B.A. from Babson College in Wellesley, MA.

About National Technical Systems
National Technical Systems, Inc. is a leading provider of testing and engineering services to the aerospace, defense, telecommunications, automotive and high technology markets. Through a world-wide network of resources, NTS provides full product life-cycle support, offering world class design engineering, compliance, testing, certification, quality registration and program management. For additional information about NTS, visit our website at www.nts.com or call 800-270-2516.

Forward-Looking Statements

The statements in this press release that relate to future plans, events or performance, are forward-looking statements that involve risks and uncertainties, including risks associated with uncertainties pertaining to customer orders, demand for services and products, development of markets for the companies’ services and products and other risks identified in the companies’ SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The companies undertake no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding National Technical Systems' business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report or Form 10-K for the most recently ended fiscal year.

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